Exhibit 10.7

PRECISION BIOSCIENCES, INC.

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of July 31, 2024, by and between Banc of California, a California state-chartered bank (“Bank”) and PRECISION BIOSCIENCES, INC. (“Borrower”).

RECITALS

A.
Borrower and Bank have entered into that certain Loan and Security Agreement dated as of May 15, 2019 (as amended from time to time prior to the date hereof, the “Prior Loan Agreement”).
B.
Borrower has requested, and Bank has agreed, to amend and restate the Prior Loan Agreement in its entirety.

Bank and Borrower hereby agree that the Prior Loan Agreement is amended and restated in its entirety as follows:

AGREEMENT

The parties agree as follows:

1.
DEFINITIONS AND CONSTRUCTION.
1.1
Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.
1.2
Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP (except for non-compliance with FAS 123R in monthly reporting). The term “financial statements” shall include the accompanying notes and schedules.
2.
LOAN AND TERMS OF PAYMENT.
2.1
Credit Extensions.
(a)
Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b) Term Loan.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one (1) loan to Borrower in an aggregate principal amount not to exceed Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) (the “Term Loan”). The proceeds of the Term Loan shall be used (A) first, to refinance all outstanding Obligations owed by Borrower pursuant to the Prior Loan Agreement, and (B) second, if any

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proceeds remain after refinancing the aforementioned Obligations, for general working capital purposes and for capital expenditures.

(ii) Interest shall accrue from the date of the Term Loan at the rate specified in Section 2.3(a), and prior to the Term Loan Maturity Date shall be payable monthly beginning on the first day of the month next following such Term Loan, and continuing on the same day of each month thereafter through the Term Loan Maturity Date. On the Term Loan Maturity Date, all amounts outstanding in connection with the Term Loan and any other amounts owing under this Agreement shall be immediately due and payable. The Term Loan, once repaid, may not be reborrowed. Borrower may prepay the Term Loan without penalty or premium (except as set forth in Section 2.5 below).

(iii) Borrower hereby requests that Bank make the Term Loan on the Closing Date or as soon as practicable thereafter. To further document this request, Borrower shall notify Bank (which notice shall be irrevocable) by email (or, if permitted by Bank, through the use of an E-System) to be received no later than 3:30 p.m. Eastern time on the day on which the Term Loan is to be made. Such notice shall be given by a Loan Advance/Paydown Request Form in substantially the form of Exhibit C. The notice shall be signed by an Authorized Officer. Bank shall be entitled to rely on any notice given by a person whom Bank reasonably believes to be an Authorized Officer, and Borrower shall indemnify and hold Bank harmless for any damages, loss, costs and expenses suffered by Bank as a result of such reliance.

2.2
Reserved.
2.3
Interest Rates, Payments, and Calculations.
(a)
Interest Rates.
(i)
Term Loan. Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 1.50% below the Prime Rate then in effect; or (B) 4.50%.
(b)
Late Fee; Default Rate. If any payment is not made within 15 days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. After the occurrence and during the continuance of an Event of Default, all Obligations shall bear interest, upon notice of such increase given by Bank, at a rate equal to three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default (such rate, the “Default Rate”); provided, that, from and after the occurrence of any Event of Default described in Section 8.5, such increase shall be automatic and without the requirement of any notice from Bank. In all such events, and notwithstanding the date on which application of the Default Rate is communicated to Borrower, the Default Rate may be accrued (at the election of Bank) from the initial date of any Event of Default until all existing Events of Default are waived in writing in accordance with the terms of this Agreement.
(c)
Payments. Borrower authorizes Bank, at its option, to charge all interest, all Bank Expenses, all Periodic Payments, and any other amounts due and owing in accordance with the terms of this Agreement against any of Borrower’s deposit accounts. Any

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interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.
(d)
Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.
2.4
Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:30 p.m. Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.
2.5
Fees. Borrower shall pay to Bank the following:
(a)
Facility Fee. On or before the Closing Date, a fee equal to $2,500, which shall be nonrefundable;
(b)
Early Termination Fee. If this Agreement is terminated before the Term Loan Maturity Date due to a refinancing of the Obligations hereunder with a lender other than Bank, on the date of such termination, a fee (the “Early Termination Fee”) in an amount equal to $100,000;
(c)
Final Payment Fee. On the soonest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower repays the Term Loan and elects to terminate the Term Loan, and (iii) the date that the Term Loan becomes due or Bank elects to terminate this Agreement in connection with the occurrence of an Event of Default, a fee equal to $225,000, which shall be deemed fully-earned as of the Closing Date; and
(d)
Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

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2.6
Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.
3.
CONDITIONS OF LOANS.
3.1
Conditions Precedent to Closing. The agreement of Bank to enter into this Agreement on the Closing Date is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, each of the following items and completed each of the following requirements:
(a)
this Agreement;
(b)
an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;
(c)
evidence that Borrower has opened and funded at least Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) into the Cash Security Account;
(d)
(i) a Loan Advance Request Form, delivered in the form and manner required by Section 2.1(b)(iii) of this Agreement, requesting that Bank make the Term Loan on or about the Closing Date, and (ii) if the aggregate amount of all outstanding Obligations owed by Borrower pursuant to the Prior Loan Agreement exceeds the maximum amount of the Term Loan, payment in Cash by Borrower to Bank of any such excess amount;
(e)
payment of the fees and Bank Expenses then due specified in Section 2.5, which may be debited from any of Borrower’s accounts with Bank;
(f)
an amendment to financing statement (Form UCC-3);
(g)
reserved;
(h)
current financial statements, including audited statements for Borrower’s most recently ended fiscal year, together with an unqualified opinion; company prepared consolidated and consolidating balance sheets, income statements, and statements of cash flows for the most-recently ended quarter in accordance with Section 6.2; and such other updated financial information as Bank may reasonably request;
(i)
a current Compliance Certificate in accordance with Section 6.2;
(j)
evidence that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing an additional insured clause or endorsement in favor of Bank;
(k)
a Borrower Information Certificate; and

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(l)
such other documents or certificates, and completion of such other matters, as Bank may reasonably request.
3.2
Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is contingent upon the Borrower’s compliance with Section 3.1 above, and is further subject to the following conditions:
(a)
timely receipt by Bank of the Loan Advance/Paydown Request Form as provided in Section 2.1;
(b)
Borrower shall be in compliance with Section 6.6 hereof;
(c)
in Bank’s good faith sole discretion, there has not been a Material Adverse Effect; and
(d)
the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Loan Advance/Paydown Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and provided further that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.
3.3
Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.
4.
CREATION OF SECURITY INTEREST.
4.1
Grant of Security Interest; Cash Security Account.
(a)
Borrower grants and pledges to Bank a continuing security interest in the Cash Security Account to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except for Permitted Liens or as disclosed in the Schedule, such security interest constitutes a valid, first-priority security interest in the presently existing Collateral, and will constitute a valid, first-priority security interest in later-acquired Collateral. Borrower shall enter into such agreements as Bank requests in order to perfect or ensure the priority of Bank’s security interest in the Cash Security Account. Borrower also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber the Cash Security Account. Notwithstanding any termination of this Agreement or of any filings undertaken related to Bank’s rights under the

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Code, Bank’s Lien on the Cash Security Account will remain in effect for so long as any Obligations are outstanding.
(b)
Borrower authorizes Bank immediately, and as may be necessary from time to time, to transfer, from Borrower’s other accounts at Bank to the Cash Security Account, the balances required to be held in the Cash Security Account pursuant to Section 6.7 of this Agreement. Borrower authorizes Bank to hold in pledge the balances required to be held in the Cash Security Account pursuant to Section 6.7 of this Agreement, and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances, for so long as any Obligations are outstanding.
4.2
Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) specifically describes the Collateral, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding. Borrower shall take such other actions as Bank reasonably requests to perfect its security interests granted under this Agreement.
5.
REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1
Due Organization and Qualification. Borrower and each Subsidiary is duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.
5.2
Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.
5.3
Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer

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or pledge except for Permitted Liens. Except as set forth in the Schedule, none of the Borrower’s Cash is maintained or invested with a Person other than Bank or Bank’s affiliates.
5.4
Intellectual Property. Borrower is the sole owner of the Intellectual Property created or purchased by Borrower, except for licenses granted by Borrower to its customers in the ordinary course of business. The Intellectual Property created or purchased by Borrower constitutes all Intellectual Property necessary for the conduct of Borrower’s business as now conducted and as presently proposed to be conducted. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents created or purchased by Borrower is valid and enforceable, and no part of the Intellectual Property created or purchased by Borrower has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property created or purchased by Borrower violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect.
5.5
Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.
5.6
Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.
5.7
No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.
5.8
Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.
5.9
Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for

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the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which would reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.
5.10
Reserved.
5.11
Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.
5.12
Reserved.
5.13
Full Disclosure. No representation, warranty or other statement made by Borrower in any report, certificate, or written statement furnished or submitted to Bank taken together with all such reports, certificates, and written statements furnished or submitted to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such reports, certificates, or statements not misleading in light of the circumstances in which they were made, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.
6.
AFFIRMATIVE COVENANTS.

Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1
Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in the respective states of formation, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

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6.2
Financial Statements, Reports, Certificates, Collateral Audits.
(a)
Borrower shall deliver to Bank: (i) within 5 Business Days after filing with the Securities and Exchange Commission, but in any event no later than 45 days after the last day of each first, second, and third fiscal quarter of Borrower, a company-prepared balance sheet, income statement, and statement of cash flows covering Borrower’s operations during such quarter; provided that Borrower’s delivery of such quarterly financial statements with its reports on Form 10-Q as required by clause (iv) below will satisfy this clause (i); (ii) within 5 Business Days after filing with the Securities and Exchange Commission, but in any event no later than 90 days after the last day of each fiscal year, annual financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements from an independent certified public accounting firm reasonably acceptable to Bank; provided that Borrower’s delivery of such annual financial statements and opinion with its reports on Form 10-K as required by clause (iv) below will satisfy this clause (ii); (iii) an annual budget approved by Borrower’s Board of Directors as soon as available, but no later than the earlier of (A) 90 days after the end of each fiscal year of Borrower, or (B) 15 days following approval by Borrower’s Board of Directors; (iv) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $500,000 or more; (vi) promptly upon receipt, each management letter prepared by Borrower’s independent certified public accounting firm regarding Borrower’s management control systems; and (vii) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.
(b)
Within 45 days after the last day of each fiscal quarter of Borrower, Borrower shall deliver to Bank, a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.
(c)
As soon as possible and in any event within 3 Business Days after becoming aware of the occurrence or existence of an Event of Default hereunder, Borrower shall deliver to Bank a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.
(d)
Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, inspect, audit and appraise the Collateral at Borrower’s expense in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.
(e)
Borrower shall deliver to Bank, promptly following the end of each calendar quarter, quarterly strategic business updates in a form satisfactory to Bank.

Borrower may deliver to Bank on an electronic basis any certificates, reports, requests, or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the

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information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by, or on behalf of, a Responsible Officer. Borrower shall include a submission date on any certificates, statements, and reports to be delivered electronically.

Any submission by Borrower of a Compliance Certificate or other financial statement pursuant to this Section 6.2 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Certificate, financial statement, or request, the information and calculations set forth therein are true, accurate and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Certificate or financial statement, as applicable; (iii) as of the date of such submission, no Events of Default have occurred or are continuing; and (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Certificate, financial statement, or request, as applicable.

6.3
Reserved.
6.4
Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower or such Subsidiary.
6.5
Insurance. Borrower, at its expense, shall (i) keep the Collateral insured against loss or damage, and (ii) maintain liability and other insurance, in each case as ordinarily insured against by other owners in businesses similar to Borrower’s. All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All liability insurance policies shall show, or have endorsements showing, Bank as an additional insured. Any such insurance policies shall specify that the insurer must give at least 20 days’ notice to Bank before canceling its policy for any reason. Within 30 days of the Closing Date, Borrower shall cause to be furnished to Bank a copy of its policies including any endorsements covering Bank or showing Bank as an additional insured. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments.
6.6
Primary Depository. Subject to the provisions of Section 6.7, Borrower shall maintain, and shall cause all of its Subsidiaries to maintain, account balances in Borrower’s and any of its Subsidiaries’ operating accounts and depository accounts at or through Bank representing at least 50% of the Dollar equivalent value of all deposit account balances of Borrower and all such Subsidiaries at all financial institutions. For avoidance of doubt, amounts deposited in the Cash Security Account shall be included in the tabulation of Borrower’s operating

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accounts and depository accounts at Bank for the purposes of determining whether Borrower is in compliance with the 50% threshold required by this Section.
6.7
Cash Security Account. For so long as any portion of the Term Loan remains outstanding, Borrower shall at all times maintain the Cash Security Account, with a balance of cash in the Cash Security Account at all times equal to at least the aggregate principal amount of the Term Loan then outstanding. Regardless of whether such interest causes the balance of the Cash Security Account to exceed the minimum balance amount required by this Section, interest earned on money deposited in the Cash Security Account shall accrue and remain in the Cash Security Account unless the Bank, in its sole discretion, opts to permit Borrower to transfer all or any portion of such interest to another account.
6.8
Protection of Intellectual Property Rights.
(a)
Borrower shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of its trade secrets, Trademarks, Patents, and Copyrights, (ii) use commercially reasonable efforts to detect infringements of its Trademarks, Patents, and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents, or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.
(b)
Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after 15 days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.
6.9
Reserved.

6.10 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary of Borrower creates or acquires any Subsidiary, Borrower or such Subsidiary shall promptly notify Bank of such creation or acquisition.

6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.
NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank’s prior written consent, which shall not be unreasonably withheld:

7.1
Dispositions. Transfer or move cash balances on deposit with Bank to accounts opened at another financial institution, other than (i) Permitted Transfers, and (ii)

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Transfers that are made in the ordinary course of Borrower’s business and could not reasonably be expected to result in a Material Adverse Effect.
7.2
Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the state of Borrower’s formation or relocate its chief executive office without 30 days prior written notification to Bank; replace or suffer the departure of its chief executive officer or chief financial officer without delivering written notification to Bank within 10 days; fail to appoint an interim replacement or fill a vacancy in the position of chief executive officer or chief financial officer for more than 30 consecutive days; take action to liquidate, wind up, or otherwise cease to conduct business in the ordinary course; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; convert to another form of incorporated or unincorporated business or entity; have a Change in Control; Divide.
7.3
Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), in each case except where (a) each of the following conditions is applicable: (i) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (ii) such transactions do not result in a Change in Control, and (iii) Borrower is the surviving entity (or solely in the case where a Person who is not a Subsidiary is acquired by a Subsidiary or by Borrower and merges with a Subsidiary, the surviving entity is, or becomes, a Subsidiary); or (b) the Obligations are repaid in full and this Agreement is terminated concurrently with the closing of any merger or consolidation of Borrower in which Borrower is not the surviving entity.
7.4
Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness that is secured by a Lien, or permit any Subsidiary so to do, other than Permitted Secured Indebtedness.
7.5
Encumbrances. Create, incur, assume or allow any Lien with respect to the Collateral, or permit any of its Subsidiaries so to do, except for Permitted Liens.
7.6
Reserved.
7.7
Reserved.
7.8
Reserved.
7.9
Reserved.
7.10
Reserved.
7.11
Reserved.
7.12
No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of

12.

extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.
8.
EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1
Payment Default. If Borrower fails to pay any of the Obligations when due;
8.2
Covenant Default.
(a)
If Borrower fails to perform any obligation under Sections 6.2 (financial reporting), 6.4 (taxes), 6.5 (insurance), 6.6 (primary depository), or 6.7 (cash security account), or violates any of the covenants contained in Article 7 of this Agreement; or
(b)
If Borrower fails or neglects to perform or observe any other material term, provision, condition, or covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within 15 days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the 15 day period or cannot after diligent attempts by Borrower be cured within such 15 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;
8.3
Material Adverse Change. If there occurs any circumstance or any circumstances which would reasonably be expected to have a Material Adverse Effect;
8.4
Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 10 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be made during such cure period);
8.5
Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and

13.

is not dismissed or stayed within 45 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);
8.6
Other Agreements. If (a) there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties (i) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $1,000,000, (ii) in connection with any lease of real property material to the conduct of Borrower’s business, if such default or failure to perform gives another party the right to terminate the lease, or (iii) that would reasonably be expected to have a Material Adverse Effect, or (b) any default or event of default (however designated) shall occur with respect to any Subordinated Debt which is not cured within any applicable cure period;
8.7
Judgments. If a final, uninsured judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or
8.8
Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any report, certificate or other writing delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.
9.
BANK’S RIGHTS AND REMEDIES.
9.1
Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:
(a)
Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);
(b)
Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts;
(c)
Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;
(d)
Reserved;
(e)
Debit the Cash Security Account and set off and apply to the Obligations any and all amounts resulting from such debit;
(f)
Make such payments and do such acts as Bank considers necessary

14.

or reasonable to protect its security interest in the Collateral;
(g)
place a “hold” on any account maintained with Bank, decline to honor presentments (including but not limited to checks, wires, and ACH drafts) against any account at Bank, and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;
(h)
Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;
(i)
Reserved;
(j)
Reserved;
(k)
Reserved;
(l)
Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and
(m)
Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2
Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (b) dispose of any Collateral; (c) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; and (d) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clause (d) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.
9.3
Reserved.
9.4
Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a)

15.

make payment of the same or any part thereof; and/or (b) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.
9.5
Reserved.
9.6
No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.
9.7
Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.
9.8
Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.
10.
NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other reporting required pursuant to Section 6.2 of this Agreement, which shall be sent as directed in the monthly reporting forms provided by Bank) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by electronic mail to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower: PRECISION BIOSCIENCES, INC.
302 East Pettigrew Street

Dibrell Bldg., Suite A-100

Durham, NC 27701

Attn: Alex Kelly
E-Mail: [***]

16.

If to Bank: Banc of California

555 S. Mangum Street, Suite 1000

Durham, North Carolina 27701

Attn: Loan Operations Manager

E-Mail: loannotices@bancofcal.com

with a copy to: Banc of California
555 S. Mangum Street, Suite 1000
Durham, North Carolina 27701
Attn: Ryan Kelley
E-Mail: ryan.kelley@bancofcal.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.
CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of North Carolina. All disputes, controversies, claims, actions and similar proceedings arising with respect to Borrower’s account or any related agreement or transaction shall be brought in the General Court of Justice of North Carolina sitting in Durham County, North Carolina or the United States District Court for the Middle District of North Carolina, except as provided below with respect to arbitration of such matters. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. If the jury waiver set forth in this Section 11 is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Agreement, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in Durham County, North Carolina in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to

17.

the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

12.
GENERAL PROVISIONS.
12.1
Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder. Notwithstanding the preceding sentence, an assignment or transfer by Bank of its obligations, rights, and benefits hereunder shall require the consent of Borrower (not to be unreasonably withheld, delayed, or conditioned) if ( a) no Event of Default has occurred at any time during the term of this Agreement, and (b) such assignment or transfer is not in connection with a merger or acquisition of the stock or assets of Bank generally or to an Affiliate of Bank.
12.2
Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, directors, employees, affiliates, advisors and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable order.
12.3
Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
12.4
Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
12.5
Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.
12.6
Counterparts; Electronic Transmission; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and

18.

all of which, when taken together, shall constitute but one and the same Agreement. Executed copies of this Agreement or the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format (“PDF”) or any similar format, or transmitted electronically by digital image, DocuSign, or other means of electronic transmission, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
12.7
Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.
12.8
Confidentiality and Publicity.
(a)
Borrower shall not, and shall not permit any of its Affiliates to: (i) publish or disclose any materials containing Bank’s name, including in any press release or otherwise in connection with any advertising or marketing, without first obtaining Bank’s prior written consent, or (ii) use Bank’s name (or the name of any of its Affiliates) in connection with its operations or business. Notwithstanding the foregoing, Bank acknowledges that Borrower may disclose and make available to the public materials containing Bank’s name or other information to the extent required by the Securities and Exchange Commission or in connection with Borrower’s submission of reports or information to the Securities and Exchange Commission.

(b) In handling any confidential information, Bank shall exercise commercially reasonable efforts to maintain in confidence, in accordance with its customary procedures for handling confidential information, all written non-public information furnished to Bank on a confidential basis clearly identified at the time of delivery as such (“Confidential Information”) other than any such Confidential Information that becomes generally available to the public or becomes available to Bank from a source other than Borrower and that is not known to Bank to be subject to confidentiality obligations; provided, that Bank and its Affiliates shall have the right to disclose Confidential Information to: (i) such Person’s Affiliates; (ii) such Person or such Person’s Affiliates’ lenders, funding sources, or financing sources; (iii) such Person’s or such Person’s Affiliates’ directors, officers, trustees, partners, members, managers, employees, agents, advisors, representatives, attorneys, equity owners, professional consultants, portfolio management services and rating agencies; (iv) any successor or assign of Bank; (v) any Person to whom Bank offers to sell, assign or transfer any Credit Extension or any part thereof or any interest or participation therein; (vi) any Person that provides statistical analysis and/or information services to Bank or its

19.

Affiliates; and (vii) any Person (A) to the extent required by it by law, (B) as may be required in connection with the examination, audit, or similar investigation of Bank, (C) in response to any subpoena or other legal process or informal investigative demand, (D) in connection with any litigation, or (E) in connection with the actual or potential exercise or enforcement of any right or remedy under any Loan Document. The obligations of Bank and its Affiliates under this Section 12.8 shall supersede and replace any other confidentiality obligations agreed to by Bank or its Affiliates.

12.9
E-Systems. Bank is hereby authorized by Borrower to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Credit Extensions and other matters incidental thereto. Without limiting the generality of the foregoing, Bank is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items, by posting to or submitting and/or completion, on E-Systems. Borrower acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Borrower assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms and conditions posted or referenced in such E-System (or such terms and conditions as may be updated from time to time, including on such E-System) and related contractual obligations executed by Borrower in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS-IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY BANK OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY E-SYSTEMS.
12.10
No Novation. Nothing contained herein shall in any way impair the Prior Loan Agreement and the other Loan Documents now held for the Obligations, nor affect or impair any rights, powers, or remedies under the Prior Loan Agreement or any Loan Document, except as amended hereby, it being the intent of the parties hereto that this Agreement shall not constitute a novation of the Prior Loan Agreement or an accord and satisfaction of the Obligations, but rather an amendment and restatement of the Prior Loan Agreement. Except as expressly provided for and as amended and restated in this Agreement, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. For purposes of clarification, the amendment and restatement of the Prior Loan Agreement affects only the Prior Loan Agreement and not any of the other documents or agreements entered into in connection with the Prior Loan Agreement, unless and only to the extent those documents or agreements are separately amended in connection herewith. Except as expressly provided for and as amended and restated in this Agreement, Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests granted pursuant to the Loan Documents, as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all Collateral pledged as security for the Obligations, continues to be and remains in full force and effect as Collateral for the Obligations from and after the Closing Date.

[Signatures appear on the following page.]

20.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

PRECISION BIOSCIENCES, INC.

By: /s/ Alex Kelly

Name: Alex Kelly

Title: Chief Financial Officer

BANC OF CALIFORNIA

By: /s/ Ryan Kelly

Name: Ryan Kelley

Title: Vice President

21.

EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and general partners.

“Authorized Officer” means someone designated as such in the corporate resolution provided by Borrower to Bank in which this Agreement and the transactions contemplated hereunder are authorized by Borrower’s board of directors. If Borrower provides subsequent corporate resolutions to Bank after the Closing Date, the individual(s) designated as “Authorized Officer(s)” in the most recently provided resolution shall be the only “Authorized Officers” for purposes of this Agreement.

“Bank Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses, whether generated by in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of North Carolina are authorized or required to close.

“Cash” means unrestricted cash and cash equivalents.

“Cash Security Account” means Demand Deposit Account number [***], together with all proceeds and substitutions thereof, all interest paid thereon, and all other cash and non-cash proceeds of the foregoing.

“Change in Control” shall mean (a) a transaction (other than a bona fide equity financing or series of financings on terms and from investors reasonably acceptable to Bank) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction; or (b) Borrower shall cease to own and control 100% of the equity interests in each of its Subsidiaries.

“Closing Date” means the date of this Agreement.

“Code” means the North Carolina Uniform Commercial Code as amended or supplemented from time to time.

1.

“Collateral” means the property described on Exhibit B attached hereto.

“Compliance Certificate” means a compliance certificate, in substantially the form of Exhibit D attached hereto, executed by a Responsible Officer of the Borrower.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means the Term Loan, or any other extension of credit, by Bank to or for the benefit of Borrower hereunder.

“Divide” means, with respect to any Person that is an entity, the dividing of such Person into two or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other statute with respect to any corporation, limited liability company, partnership, or other entity.

“Early Termination Fee” is defined in Section 2.5(b) hereof.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“E-System” means any electronic system approved by Bank, including any Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Bank, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system, or otherwise used to facilitate communication between Borrower and Bank with respect to the Loan Documents.

“Event of Default” has the meaning assigned in Article 8.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.

2.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations, including but not limited to any sublimit contained herein.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a)
Copyrights, Trademarks and Patents;
(b)
Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
(c)
Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;
(d)
Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
(e)
All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;
(f)
All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and
(g)
All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all present and future inventory in which Borrower has any interest.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the operations, business or financial condition of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, or (iii) Borrower’s interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.

3.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Liens” means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Credit Extensions) or arising under this Agreement, the other Loan Documents, or any other agreement in favor of Bank;

(b)
Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves;
(c)
Liens not to exceed $2,500,000 in the aggregate at any time (i) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, in each case provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;
(d)
Liens arising directly from Permitted Secured Indebtedness;
(e)
Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and
(f)
Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 (attachment) or 8.7 (judgments).

“Permitted Secured Indebtedness” means:

(a)
Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;
(b)
Indebtedness existing on the Closing Date and disclosed in the Schedule;
(c)
Indebtedness not to exceed $2,500,000 in the aggregate at any time secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed at the time it is incurred the lesser of the cost or fair market value of the property financed with such Indebtedness; and
(d)
Extensions, refinancings and renewals of any items of Permitted Secured Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its

4.

Subsidiary, as the case may be.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a)
Inventory in the ordinary course of business;
(b)
licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;
(c)
worn-out, surplus or obsolete Equipment not financed with the proceeds of Credit Extensions;
(d)
grants of security interests and other Liens that constitute Permitted Liens;
(e)
subject to Borrower’s compliance with the terms of this Agreement, including but not limited to Sections 6.6 and 6.7 hereof, Cash from Borrower’s accounts at Bank to accounts outside of Bank; and
(f)
other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $250,000 during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Prior Loan Agreement” is defined in the recitals to this Agreement.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, Vice President of Finance and the Controller of Borrower, as well as any other officer or employee identified as an Authorized Officer in the corporate resolution delivered by Borrower to Bank in connection with this Agreement.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“SOS Reports” means the official reports from the Secretaries of State of the state where Borrower’s chief executive office is located, the state of Borrower’s formation and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“Term Loan Maturity Date” means June 30, 2027.

5.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” means convey, sell, lease, license, transfer, or otherwise dispose of.

6.

DEBTOR: PRECISION BIOSCIENCES, INC.

SECURED PARTY: BANC OF CALIFORNIA

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

(a)
All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) held in that certain Cash Security Account (as such term is defined in that certain Amended and Restated Loan and Security, dated as of July 31, 2024, between Borrower and Bank (herein referred to as “Bank” or “Secured Party”), as the same may from time to time be amended, modified, supplemented, or restated) whether presently existing or hereafter earned, deposited, or otherwise acquired, and
(b)
all of Debtor’s books and records with respect to any of the foregoing, as well as any and all cash proceeds and/or noncash proceeds of any of the foregoing.

All terms above have the meanings given to them in the North Carolina Uniform Commercial Code, as amended or supplemented from time to time, including revised Article 9 of the Uniform Commercial Code-Secured Transactions.

7.

EXHIBIT C

LOAN ADVANCE/PAYDOWN REQUEST FORM

[Please refer to New Borrower Kit]

EXHIBIT D

COMPLIANCE CERTIFICATE

[Please refer to New Borrower Kit]

8.